Exhibit 5.2

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

October 21, 2025

The Board of Directors

Kartoon Studios, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

Ladies and Gentlemen:

We have acted as securities counsel to Kartoon Studios, Inc., a Nevada corporation (the “Company”), in connection with the issuance of 3,000,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 6,903,048 shares of Common Stock (the “Pre-Funded Warrant Shares”). The Shares and Pre-Funded Warrants are being issued in a registered direct offering and are being registered pursuant to a registration statement on Form S-3 (File No. 333-276259) (the “Registration Statement”) filed on December 22, 2023 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on January 5, 2024, a base prospectus included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement dated October 20, 2025 filed with the Commission on October 21, 2025 pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares and Pre-Funded Warrants are being issued pursuant to a securities purchase agreement, dated October 20, 2025, by and between the Company and the purchaser named on the signature page therein (the “Securities Purchase Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined: (a) the Registration Statement, (b) the Prospectus (c) the Securities Purchase Agreement, (d) the Company’s Articles of Incorporation, as amended, (e) the Company’s Bylaws, as amended; (f) resolutions adopted by the Board of Directors of the Company (the “Board”) and the pricing committee of the Board, and (g) certificates of officers of the Company dated as of the date hereof.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinions, we have relied upon the aforesaid agreements, instruments, certificates, documents and records noted above (including the representations, warranties, covenants and agreements of the Company given in, pursuant to or in connection with the agreements, instruments, certificates, documents and records noted above). We have also relied upon the opinion, dated as of the dated hereof of the Flangas Law Group, local Nevada counsel to the Company, that the Pre-Funded Warrants were duly authorized.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Pre-Funded Warrants when executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles.

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We express no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of New York.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Commission and the use of our name in the section entitled “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours, /s/ BLANK ROME LLP
BLANK ROME LLP

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